SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement      [_]      Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement

[_]      Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            EUROWEB INTERNATION CORP.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)     Title of each class of securities to which transaction applies:

         ______________________________________________________________________


(2)     Aggregate number of securities to which transaction applies:

         _______________________________________________________________________


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ______________________________________________________________________


(4)     Proposed maximum aggregate value of transaction:

         _______________________________________________________________________


(5)     Total fee paid:

         _______________________________________________________________________

[_]     Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         _______________________________________________________________________


(2)      Form, Schedule or Registration Statement No.:

         _______________________________________________________________________

(3)      Filing Party:

         _______________________________________________________________________

(4)      Date Filed:

         _______________________________________________________________________

Notes:

EUROWEB INTERNATIONAL CORP.
                                             EuroWeb Internet Szolgaltato Kft.
445 Park Avenue , New York NY  10022         H-1122 Budapest , Varosmajor u. 13
Tel: (212) 758-9870 , Fax: (212) 758-9896          1535 Budapest , Hungary
                                                   Tel: (+36 1) 22 44 000
                                                   Fax: (+36 1) 22 44 100
______________________________________________________________________________
--------------------------------------------------------------------------------
TO THE STOCKHOLDERS OF EUROWEB INTERNATIONAL CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of EuroWeb International Corp., a Delaware corporation
(the "Company"), will be held at 10:00 A.M. (New York time), on May 11, 2000 at the Kitano Hotel, in the Park Avenue Suite on the 18th Floor, 66 Park Avenue, New York, New York 10022:

1. To elect five (5) directors of the Company to serve until the 2001 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2. To ratify the appointment of KPMG LLP as auditors of the Company for the fiscal year ending December 31, 2000; and

3. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the Meeting.

        The Board of Directors has fixed April 5, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of the Company's common stock, par value $.001 per share ("Common Stock"), at the close of business on the Record Date are entitled to vote on all matters coming before the Meeting or at any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Meeting will be maintained in the Company's offices at 445 Park Avenue, New York, New York 10022, for ten days prior to the Meeting.

        Whether or not you plan to attend the Meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided (which requires no postage if mailed within the United States). Should you attend the Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

        By Order of the Board of Directors,

                                                          /s/Frank R. Cohen
                                                          Frank R. Cohen
                                                          Chairman of the Board
New York, New York
April 11, 2000

EUROWEB INTERNATIONAL CORP.
                                            EuroWeb Internet Szolgaltato Kft.
445 Park Avenue , New York NY  10022        H-1122 Budapest , Varosmajor u. 13
Tel: (212) 758-9870 , Fax: (212) 758-9896   1535 Budapest , Hungary
                                            Tel: (+36 1) 22 44 000
                                            Fax: (+36 1) 22 44 100


                                             April 11, 2000

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                        AN ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 2000

                                  INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of EuroWeb International Corp. (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held at 10 A.M. New York time, on May 11, 2000 at the Kitano Hotel, in the Park Avenue Suite on the 18th Floor, 66 Park Avenue, New York, New York 10022, or at any adjournments or postponements thereof (the "Meeting").
This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are first being sent or given to stockholders on or about April 11, 1999.

        At the Meeting, the stockholders of the Company are being asked to consider and vote upon: (i) the election of five directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified; and (ii) the ratification of the appointment of KPMG LLP ("KPMG") as auditors of the Company for the fiscal year ending December 31, 2000.

VOTING RIGHTS AND PROXY INFORMATION

        All shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for election of all nominees for director named below and for the ratification of the appointment of the auditors. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgement. Proxies should not be sent by the stockholder to the Company, but to American Stock Transfer & Trust Company, the Company's Registrar and Transfer Agent, at 40 Wall Street, New York, New York 10005. A pre-addressed, postage-paid envelope is provided for this purpose. The cost of preparing, assembling and mailing these proxy materials will be paid by the Company.

                  A proxy delivered pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) filing with the Chairman of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Frank R. Cohen, Chairman of the Board, EuroWeb International Corp., 445 Park Avenue, New York, New York 10022.

VOTE REQUIRED FOR APPROVAL

By action taken by the Board of Directors on January 7, 2000, the quorum required for the transaction of business at all meetings is now one-third of all issued and outstanding shares entitled to vote. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Meeting. Accordingly, abstentions and proxies returned by brokers as "non-votes" on behalf of shares held in "street name" will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the outstanding shares is required for the ratification of the appointment of KPMG as auditors of the Company for the fiscal year ending December 31, 2000. Accordingly, abstentions will have the same effect as a vote against such matter and proxies returned by brokers as "non-votes" will not affect the outcome of such vote. Proxies submitted which contain abstentions or broker "non-votes" will be deemed present at the Meeting in determining the presence of a quorum.

        KPN Telecom B.V., a Netherlands limited liability company ("KPN") is the beneficial owner of approximately 51% of the outstanding voting power of the Company's shares. KPN acquired such interest in the Company by purchasing 51% percent of the shares of the Company's Common Stock outstanding on October 26, 1999 (the date of the original agreement between KPN and the Company) at a purchase price of $1.58 per share for an aggregate purchase price of $16,253,052, in addition to exercising its right to purchase 51% of such number of additional shares of the Company's Common Stock issued since October 26, 1999 upon exercise by third parties of outstanding warrants, options or other securities carrying rights to shares of Common Stock at a purchase price of $1.38 per share. This transaction has been approved by the stockholders of the Company at a special meeting that was held on February 11, 2000, the proxy materials for which were filed with the SEC on December 14, 1999 on form DEF 14A. As a result of such transaction, KPN has the power to elect the five nominees for director and to approve KPMG as auditors. KPN has indicated that it will vote its shares in accordance with the recommendations of the Board of Directors.

        YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN AND THE RATIFICATION OF THE APPOINTMENT OF KPMG AS AUDITORS.

VOTING SECURITIES

        April 5, 2000 has been set as the record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding 23,285,218 shares of Common Stock. Each holder thereof is entitled to one vote per share.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of the Common Stock as of April 5, 2000 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of the Company; and (iii) all executive officers and directors as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.

                                  Shares
                                  Beneficially
Name and Address                  Owned (1)                  Percent Owned (1)
---------------------------------------------------- ---------------------------

Frank R. Cohen                    525,000 (2)                  4.41%
445 Park Avenue
New York, NY 10022

Robert Genova                     638,000 (3)                  5.31%
227 Route 206, Unit 11
Flanders, NJ 07836

Csaba Toro                        465,000(4)                   3.92%
1122 Budapest
Varosmajor utca 13
Hungary

Marten Pieters                     0                            0
KPN Telecom, B.V.
Mannplein 5
The Hague, Netherlands

Andre Burg                         0                            0
KPN Telecom, B.V.
Mannplein 5
The Hague, Netherlands

All Officers and Directors as a
group (5 Persons)                  1,628,000                    12.51%

KPN Telecom, B.V.                  11,803,554(5)                51%
Mannplein 5
The Hague, Netherlands
____________________________
(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days after April 5, 2000. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on April 5, 2000, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 515,000 shares of Common Stock issuable upon exercise of currently exercisable options: 100,000 shares at $1.00 per share pursuant to Mr. Cohen's September 1998 employment contract; 315,000 shares at $2.00 per share pursuant to an April
        1999 modification to his employment contract; and 70,000 shares at $1.25 per share and 30,000 shares at $1.625 per share pursuant to the Company's 1993 Stock Option Plan.
(3) Includes 500,000 shares of Common Stock issuable upon exercise of currently exercisable options: 100,000 shares at $1.00 per share pursuant to Mr. Genova's September 1998 employment contract; 370,000 shares at $2.00 per share pursuant to an April
        1999 modification to his employment contract; and 30,000 shares at $1.625 pursuant to the Company's 1993 Stock Option Plan.
(4) Includes 465,000 shares of Common Stock issuable upon exercise of currently exercisable options: 100,000 shares at $1.00 per share pursuant to Mr. Toro's September 1998 employment agreement; 315,000 shares at $2.00 per share pursuant to an April
        1999 modification to his employment agreement; and 50,000 shares at $2.00 per share granted pursuant to a prior consulting agreement.
(5) Information included within a Schedule 13D dated February 24, 2000 and filed with the Securities and Exchange Commission, in which Schedule 13D, KPN Telecom B.V. ("KPN"), the Reporting Person under the
        Schedule 13D, states that KPN, in addition to this number of shares of Common Stock beneficially owned, also holds 3,275,594 shares of Common Stock pursuant to an option, that is exercisable at a purchase price of $1.38 per share upon exercise by a third party of an option or warrant for an identical number of shares of the Company's Common Stock so as to preserve KPN's majority interest in the Company, as specified in the Option Agreement, dated November 19, 1999 and amended by the Amended and Restated Agreement of December 13, 1999.

I.

                              ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

                  At the Meeting, five directors are to be elected. Pursuant to the Company's By-laws, all directors are elected to serve for the ensuing year and until their respective successors are elected and qualified. The stockholders will be asked to elect the five (5) incumbent directors.
Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to proxies received for the election of Messrs. Frank R. Cohen, Robert Genova, Csaba Toro, Marten Pieters and Andre Burg (collectively, the "Nominees"). If any of the Nominees becomes unavailable for any reason, which event is not anticipated, the shares represented by the enclosed proxy will be voted for such other person designated by the Board.

BACKGROUND OF NOMINEES

        The following information regarding the Nominees, their occupations, employment history and directorships in certain companies is as reported by the respective Nominees:

        Frank R. Cohen, age 79, is Chief Financial Officer, and has been a Director and Secretary of the Company since its inception in 1992, and has been Chairman of the Board since February 6, 1997. Mr. Cohen has also held the position of Chief Executive Officer of the Company from February 1997 to October 1999. Mr. Cohen has been practicing law in the City of New York since 1946. Since 1985 he has been a member of the law firm of Cohen & Cohen.

        Robert Genova, age 58, has been a Director, President and Treasurer of the Company from September 1998 to October 1999. Since October 1999 Mr. Genova has held the position of Chief Executive Officer and President of the Company. Prior to holding such positions with the Company, Mr. Genova had been a management and financial consultant to the Company since 1992 and to other companies since 1990.

Csaba Toro, age 34, has been Vice President of the Company since September 1998, and has also been the Compan's International Managing Director (COO) of all European Operations since October 1999. From 1997 to 1999, Mr. Toro was managing director of the Company's Hungarian subsidiary. Prior thereto, since 1994, he was managing director of ENET Kft., which company was acquired by the Company in 1997.

        Marten Pieters, age 46, has been a Director of the Company since February 2000. Mr. Pieters is also a member of KPN's Board of Management and, in such capacity, is responsible for KPN's international activities in Europe and the United States. He has also been on the Supervisory Board of KPNQwest, a facilities-based, pan-European provider of datacentric IP protocol-based services, since 1999. Mr. Pieters currently holds seats on the boards of various incumbent operators including Eircom in Ireland and SPT in the Czech Republic and also of new telcos such as Pantel in Hungary. In 1995, he was appointed Vice President of International Operations responsible for the KPN's affiliated companies, including
Eircom, SPT and Pannon GSM. Prior to that, he held positions first as Commercial Director and later as Managing Director of a telecom district. He joined KPN in 1989 as Secretary to the Board of Management, after spending more than ten years working in the food industry. During this period, he was employed as Financial Director at an international company for five years (1984 to 1988). Marten Pieters is a graduate in Dutch law and completed a postgraduate course in Economics in 1997.

        Andre Burg, age 52, has been a Director of the Company since February 2000. He is presently a consultant to KPN. Previously Mr. Burg held the position of Executive Vice-President of Business Development at KPN. In this position he arranged the acquisitions of KPN in Central and Eastern Europe and Ireland. Mr. Burg joined KPN in 1991. Prior to that he held positions as Chief Executive Officer of a food processing company and as managing director of the largest stevedoring company in Europe and a public transportation company. Andre Burg has a graduate degree in civil engineering and gained experience in the civil engineering industry for more than 9 years.

        Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors.



MEETINGS OF THE BOARD OF DIRECTORS; SECURITIES AND EXCHANGE COMMISSION FILINGS

        During the Company's last fiscal year, its Board of Directors held four (4) regular meetings and six (6) special meetings. Messrs. Robert Genova, Frank R. Cohen and Csaba Toro attended at least 75% of the meetings of the Board of Directors which were held while such persons were serving as directors during the Company's last fiscal year. Because Messrs. Marten Pieters and Andre Burg assumed positions as directors of the Company as of February 11, 2000, they did not attend any meetings of the Board of Directors during the 1999 fiscal year.

AUDIT AND COMPENSATION COMMITTEES

        The Company has standing audit and compensation committees, but has no nominating committee. The members of the Audit Committee during the last fiscal year were Messrs. Donald K. Roberton and Richard G. Maresca. As of February 11, 2000, Messrs. Frank Cohen, Marten Pieters and Andre Burg have replaced Messrs. Roberton and Maresca as the current members of the Audit Committee. The members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers
("NASD"). The Company's Board of Directors have not currently adopted a written charter for the Audit Committee. During the last fiscal year the Audit Committee held approximately three (3) meetings. The Audit Committee, to the extent not otherwise approved by the full Board of Directors:

o        approves the selection of the independent auditors for the Company;
o        reviews the scope and results of the annual audit;
o        approves the services to be performed by the independent auditors;
o        reviews the performance and fees of the independent auditors;
o        reviews the independence of the auditors; and
o        reviews related party transactions.

        The Compensation Committee is comprised of the same members as those in the Audit Committee, and, to the extent not otherwise approved by the full Board of Directors:

o adopts and oversees the administration of compensation plans for executive officers and senior management of the Company;
o       determines awards granted to executive officers under such plans;
o       approves the Chief Executive Officer's compensation; and
o       reviews the reasonableness of such compensation.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more then 10 percent of the Company's Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Specific due dates for such reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during fiscal 1999. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 1999, there was no failure to comply with Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders.

POLICY WITH RESPECT TO SECTION 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that, unless an appropriate exemption applies, a tax deduction for the Company for compensation of certain executive officers named in the Summary Compensation Table will not be allowed to the extent such compensation in any taxable year exceeds $1 million. As no executive officer of the Company received compensation during 1999 approaching $1 million, and the Company does not believe that any executive officer's compensation is likely to exceed $1 million in 2000, the Company has not developed an executive compensation policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Code.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long term compensation of the Company's Chief Executive Officer and Chief Financial Officer, the latter being the only executive officer of the Company whose annual salary and bonus exceeds $100,000, during the Company's 1997, 1998, and 1999 fiscal years:


                ANNUAL COMPENSATION                                           LONG-TERM COMPENSATION
------------------------------------------------------------------     -----------------------------------------------------
                                                                       Restricted       Number of
                                                                         Stock        Securities
                                                        Bonus and       Award(s)       Underlying         All Other
Name and Principal           Year Ended      Salary     Other Annual                   Options/SARs      Compensation
Position                     December 31,     ($)       Salary ($)       ($)                (#)              ($)
----------------------       -------------  -------     -----------     ----------    -------------    --------------
Frank R. Cohen                 1999         200,000        --             --            315,000               --
Chairman of the Board          1998         150,000        --             --            130,000               --
Secretary                      1997         125,000        --             --             35,000               --
Treasurer (C.F.O.)

Robert Genova                  1999         350,000        --             --            370,000               --
President                      1998          72,000        --             --            130,000               --
Chief Executive Officer        1997              --        --             --                 --               --


The following tables set forth the information concerning individual grants of stock options and appreciation rights during the last fiscal year to each of the Company's executive officers named above.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Name             Number of Securities   Percent of Total            Exercise or       Expiration Date
                 Underlying Options     Options/SARs Granted to     Base Price
                 Granted (#)            Employees in Fiscal Year    ($/share)

Robert Genova    370,000                32.7%                       $2.00             4/2/2005
Frank R. Cohen   315,000                27.9%                       $2.00             4/2/2005



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

Name              Number of         Value       Number of Securities            Value of Unexercised
                  Shares Acquired   Realized    Underlying Unexercised          In-the-Money Options at
                  on Exercise (#)   ($)         Options at Fiscal Year End (#)  Fiscal Year End ($)*

                                                Exercisable/Unexercisable       Exercisable/Unexercisable
Robert Genova     55,000            $48,950     500,000/0                       $4,892,750/0
Frank R. Cohen    35,000            $35,000     515,000/0                       $5,088,695/0


----------------------------------------------------------------------
* Fair market value of underlying securities (calculated by subtracting the exercise price of the options from the closing price of the Company's Common Stock quoted on the Nasdaq as of December 31, 1999).

EMPLOYMENT AND MANAGEMENT AGREEMENTS

Change in Mr. Genova's Employment Contract

        On October 18, 1999, the Company changed Robert Genova's position so as to include the duties of Chief Executive Officer, President and Director of the Company. At the same time, the term of Mr. Genova's employment was extended until December 31, 2005. As a result of this, Mr. Genova's annual salary was increased from $72,000 to $350,000 as of January 1, 2000. The Company also granted Mr. Genova an additional 370,000 non-qualified six year options to purchase 370,000 shares of the Company's Common Stock at an exercise price of $2.00 per share1. Mr. Genova's right to receive shares will be adjusted when the option is exercised both as to number and exercise price to account for stock splits or other forms of recapitalization. These terms are reflected in an amended and restated employment contract dated October 18, 1999 that was approved by the Board of Directors.

Change in Mr. Cohen's Contract

                  At a meeting of the Board of Directors on October 1, 1999, the Board of Directors modified the Company's employment contract with Frank R. Cohen to eliminate the requirement under said contract that the Company furnish Mr. Cohen a split dollar insurance policy. Such policy would have cost the Company $160,000 per year. In exchange for this change, the salary of Mr. Cohen was increased from $150,000 per year to $200,000 per year as of January 1, 2000. The Company also granted Mr. Cohen an additional 315,000 non-qualified six year options to purchase 315,000 shares of the Company's Common Stock at an exercise price of $2.00 per share.2 In addition, Mr. Cohen no longer serves as Chief Executive Officer of the Company, but serves instead as Chief Financial Officer of the Company. These changes are reflected in a restated employment contract dated as of October 1, 1999 that has been approved by the Board of Directors.

Change in Mr. Toro's Contract

                  On April 2, 1999, the Company modified Csaba Toro's employment contract to reflect a grant of an additional 315,000 non qualified seven year options to purchase 315,000 shares of the Company's Common Stock at an exercise price of $2.00 per share.3

----------------------------------------------------------------------
1 Although the Company's October 1999 employment contract with Mr. Genova, states that these options carry an exercise price of $1.625 per share, the exercise price was corrected on March 28, 2000 in an amendment to the employment contract to reflect the closing price of the Company's stock on April 2, 1999, the date on which the options were granted, of $2.00 per share.
2 Although the Company's October 1999 employment contract with Mr. Cohen states that these options carry an exercise price of $1.625 per share, the exercise price was corrected on March 28, 2000 in an amendment to the employment contract to reflect the closing price of the Company's stock on April 2, 1999, the date on which the options were granted, of $2.00 per share.
3 The Company's October 1999 employment contract with Mr. Toro states that these options carry an exercise price of $1.625 per share, the exercise price was corrected on March 28, 2000 in an amendment to the employment contract to reflect the closing price of the Company's stock on April 2, 1999, the date on which the options were granted, of $2.00 per share.

Payments to Resigning Directors and Continuation of Options

        At a meeting of the Board of Directors held on October 1, 1999, in response to the assumption that in connection with the consummation of a transaction with any of the then considered strategic partner-investors, such as KPN, the Company would be required to reduce the size of its Board of Directors, the Board authorized the payment by the Company to any director resigning in response to a request of a strategic partner-investor of $50,000 at the time of such resignation. As a result of such action, Messrs. Donald K. Roberton and Richard G. Maresca have each received a payment of $50,000 on February 11, 2000 when their resignations from the Board became effective.

        If in the future, KPN should ask Messrs. Frank R. Cohen, Robert Genova or Csaba Toro to resign, a similar $50,000 payment would also be made to them upon the effectiveness of their resignation unless the parties agree on other terms of resignation.

        In addition, the Board has determined that any director who resigns in response to a request by KPN may continue to hold any options such Director may then have for the duration of the term of such option. If such determination by the Board of Directors had not been made, the option of any resigning Director would be exercisable for a period of six months following his resignation and then would expire.

        Messrs. Robert Genova, Frank R. Cohen and Csaba Toro are also eligible to receive annual bonuses determined at the discretion of the Board of Directors, although no such bonuses were awarded in the 1999 fiscal year. Under the terms of their respective employment agreements, the directors named above are also entitled to receive continued salary for the balance of their respective employment agreements in a lump sum or monthly, at the option of the respective employee or his estate or representative, if their employment is terminated as a result of death, disability, resignation due to change in management or for any other reason other than cause (as defined in the agreements).

                  The Company has no pension or profit sharing plan or other contingent forms of remuneration with any officer, director, employee or consultant. The Company also does not have any long-term incentive plans.

DIRECTOR COMPENSATION

        Directors who are also officers of the Company are not separately compensated for their services as a director. Directors who are not officers do not receive cash compensation for their services; however, non-employee directors are reimbursed for their expenses incurred in connection with attending meetings of the Board or any committee on which they serve and are eligible to receive awards under the Company's 1993 Stock Option Plan (described below). No stock option awards were made to non-employee directors as of April 5, 2000.

STOCK OPTION PLAN

        The Company's 1993 Stock Option Plan (the "Plan") permits the grant of options to employees of the Company, including officers and directors, who are serving in such capacities. An aggregate of 670,000 shares of Common Stock are authorized for issuance under the Plan. The number of shares available under the Plan was increased from 350,000 to 670,000 shares by vote of the shareholders at the annual meeting held on May 12, 1999. At December 31, 1999, 290,000 options were available under the Plan.
The Plan provides that qualified and non-qualified options may be granted to officers, directors, employees and consultants to the Company for the purpose of providing an incentive to those persons to work for the Company. In May 1999, a total of 130,000 options exercisable at $2.093 per share were granted to two members of the Company's Board of Directors: Mr. Maresca, who received 80,000 options and Mr. Roberton, who received 50,000 options, both of whom have since resigned as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1. In January 1999, the Company loaned Mr. Toro $150,000 for the purpose of purchasing an apartment condominium in Budapest. The loan bears interest at the rate of 11 1/2% per annum and is secured both by Mr. Toro's employment contract and by a lien on the property.

         Management believes that the transaction with Mr. Toro was made on terms no less favorable to the Company than those available from unaffiliated parties. It is intended that any future transactions with officers, directors and affiliates of the Company will be made on terms no less favorable to the Company than those available from unaffiliated parties.

2.       See employment agreements of Messrs. Cohen, Genova and Toro above.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF
                                   DIRECTORS


                                      II.

                   RATIFICATION OF THE APPOINTMENT OF AUDITORS
                           (ITEM 3 ON THE PROXY CARD)

        Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG as independent auditors of the Company for the year ending December 31, 2000, subject to ratification of the appointment by the Company's stockholders. A representative of KPMG is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

                  For the year ended December 31, 1998 and thereafter until December 15, 1999, the firm of BDO Seidman, LLP was the Company's independent auditor. By letter dated December 15, 1999, the Company received notice from BDO Seidman, LLP ("Former Accountant") that the client-auditor relationship between the Company and the Former Accountant has ceased. During the Company's twomost recent fiscal years and any subsequent interim period preceding such resignation, the Company had no disagreement with its Former Accountant on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the accountant to make reference in its report upon the subject matter of disagreement. Further, the Former Accountant's report on the financial statements of the Company as of and for the year ended December 21, 1998 did not contain an adverse opinion or disclaimer of opinion or qualification as to audit scope or accounting principle.

        The decision to accept the resignation was approved by the full Board of Directors. The resignation letter of the Former Accountant is annexed as an exhibit to Form 8-K filed on December 21, 1999.

        On December 20, 1999 the Company engaged the firm of KPMG, (the "New Accountant") as its independent accountant for the Company's fiscal year ended December 31, 1999. The Company did not consult the New Accountant with respect to either (i) the prior fiscal period, (ii) the interim period as regards either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was either the subject of a disagreement or reportable event. The Company authorized and requested the Former Auditor to respond fully to the inquiries of the New Auditor.

        The Company provided the Former Accountant with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-K. The Company requested that the Former Auditor furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company. The Company has annexed such letter as an exhibit to Form 8-K filed on December 21, 1999.



THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                           ANNUAL REPORT ON FORM 10-K

        The Company will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including the financial statements and financial statement schedule information included therein, as filed with the SEC on March 30, 2000.

                              STOCKHOLDER PROPOSALS

                  The Company anticipates that the 2001 Annual Meeting of Stockholders will be held in May 2001. Any stockholders who intend to present proposals at the 2001 Annual Meeting, and who wish to have such proposal included in the Company's Proxy Statement for the 2001 Annual Meeting, must ensure that the Company's Chairman receives such proposals not later than December 1, 2000. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 2001 proxy materials.

        OTHER BUSINESS

        The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.


                            By Order of the Board of Directors



                                                     /s/Frank R. Cohen
                                                     -------------------------
                                                     Frank R. Cohen
                                                     Chairman of the Board

Dated: April 11, 2000
New York, New York

                           EUROWEB INTERNATIONAL CORP.
                   ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD
                                  MAY 11, 2000
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

        The  undersigned,  revoking all prior proxies,  hereby appoints
ROBERT GENOVA and FRANK R. COHEN, and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on May 11, 2000, at 10:00 A.M.. local time, at the Kitano Hotel, in the Park Avenue Suite on the 18th Floor, 66 Park Avenue, New York, New York 10022, or at any adjournments or postponements thereof.

        Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR AND EACH OF THE LISTED PROPOSALS.

(1)The election as directors of all nominees listed below to serve until the 2000 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

INSTRUCTION: To withhold your vote for any individual nominee, strike a line in that nominee's name in the list below.

NOMINEES:
FRANK R. COHEN
ROBERT GENOVA
CSABA TORO
MARTEN PIETERS
ANDRE BURG


(2)Ratification of the appointment of KPMG LLP as auditors of the Company for the fiscal year ending December 31, 2000.


FOR|_|                    AGAINST|_|                          ABSTAIN|_|


        The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for the listed proposals. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual eport to Stockholders for the fiscal year ended December 31, 1999.

Note: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) TO THE LEFT AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, RUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER NAMED SHOULD SIGN.




DATED:                        April _, 2000

Signature